Exhibit 21.1

Subsidiaries of Allegro Biodiesel Corporation

Name	Structure	Jurisdiction of Incorporation
Vanguard Synfuels, LLC Vanguard Biosynfuels, Inc.	Limited Liability Company Corporation	Louisiana Louisiana